EXHIBIT 99.1

PRESS RELEASE

Investor Relations:  Alexandra Deignan (646) 278-9711
Media Relations:  Chip Terhune (503) 367-2568
Website: www.schnitzersteel.com
Email: ir@schn.com

Schnitzer Provides Market Outlook for Fourth Quarter of Fiscal 2012 and
Announces Significant Cost Reductions

PORTLAND, OR – August 28, 2012 – Schnitzer Steel Industries, Inc. (Nasdaq: SCHN) announced today its market outlook for its fourth quarter of fiscal 2012.  In early June, export sales prices for ferrous metals, net of freight, dropped approximately $70-80 per ton from May levels, largely driven by slower global growth rates, economic uncertainty, and the stronger US dollar.  Export sales prices remained relatively flat for the remainder of June and July before increasing slightly in August for September shipments.  During the quarter, the supply of scrap continued to be constrained by low US GDP growth, and was further impacted in the fourth quarter by a lower price environment and unusually hot weather.   As a result of these conditions, average inventory costs were not able to decline as quickly as cash purchase costs for raw materials.  Average inventory costs are expected to adversely impact consolidated operating income by approximately $25 million compared to the third quarter, with approximately two-thirds of this impact affecting our Metals Recycling Business.

In our Metals Recycling Business, ferrous average net selling prices are expected to decline 10-15% from the third quarter of fiscal 2012. Ferrous sales volumes are also expected to decline 10-15% due to reduced flows of raw materials. Nonferrous average selling prices and volumes are expected to decline approximately 5-10% from the third quarter.  Operating income per ferrous ton is expected to be $8-$9, approximately 35% lower than the third quarter of fiscal 2012, primarily due to the adverse effect of average inventory accounting and the impact of lower volumes on unit costs partly offset by improved cash metal spreads generated in the early part of the quarter.  For fiscal year 2012, our Metals Recycling Business is expected to achieve operating income per ferrous ton of approximately $12 on aggregate sales volumes of approximately 5 million ferrous tons and 600 million nonferrous pounds.

In our Auto Parts Business, the sharp drop in commodity prices is expected to result in a decline of 15-20% in revenues from the third quarter of fiscal 2012.  Operating margins in the fourth quarter are expected to approximate break-even, with over half of the decline from the third quarter due to the significant negative impact from average inventory accounting. The remainder of the decline is expected to result from the effects of falling commodity prices on scrap and core revenues and seasonally lower parts sales. For fiscal year 2012, our Auto Parts Business is expected to generate an operating margin of approximately 10% on an aggregate 340 thousand cars purchased.

In our Steel Manufacturing Business, volume increases of approximately 15% are expected to be more than offset by a decline in average selling prices of slightly more than 5% from the third quarter.  The lower selling prices, combined with unscheduled downtime and an adverse impact of average inventory accounting, are expected to result in an operating loss for the division of approximately $3 million.  For fiscal year 2012, operating performance in our Steel Manufacturing Business is expected to be slightly below break-even.

Today we are also announcing initiatives which we expect will extract greater synergies from the significant acquisitions and technology investments which we made in fiscal 2011 and realign our organization to support our future growth. The completion of these initiatives is expected to yield higher earnings and to increase shareholder returns by further integrating our Metals Recycling and Auto Parts Businesses, streamlining our corporate functions, and reducing organizational layers.  These initiatives are expected to lower annual operating costs by $25 million and be substantially complete by the end of the first quarter of fiscal 2013.  Total restructuring charges are expected to be approximately $12 million, with $5 million of that amount expected to be incurred in the fourth quarter of fiscal 2012. Of the remainder, approximately half is expected to be incurred in the first quarter of fiscal 2013, with the balance by the end of the fiscal 2013. The restructuring charges primarily represent costs connected with the elimination of approximately 300 positions, or 7% of our current workforce, and contract termination costs, including from the consolidation of certain administrative offices. More detailed information will be provided during the Company’s fourth quarter earnings call in October.

In light of the expected segment operating performance, including the adverse impact of average inventory accounting, slight improvements expected in corporate SG&A costs and modest tax benefits as compared to the third quarter, our reported earnings are expected to approximate break-even for the quarter before restructuring charges of approximately $0.12 per diluted share.  Actual financial performance may be materially different based on, among other factors, market conditions and the timing of shipments.

During the quarter, operating cash flow was used to fund capital expenditures, to repurchase approximately 500,000 additional shares of our Class A common stock and for the acquisition of a metals recycling facility in Canada. As a result, total debt to total capital is expected to be approximately 25%, in line with the third quarter.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, which are made pursuant to the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include, without limitation, statements regarding the Company’s outlook for the business and statements as to expected pricing, sales volumes, operating margins, tax rates and benefits of acquisitions and processing technologies. Such statements can generally be identified because they contain “expect,” “believe,” “anticipate,” “estimate” and other words that convey a similar meaning. One can also identify these statements as statements that do not relate strictly to historical or current facts. Examples of factors affecting the Company that could cause actual results to differ materially from current expectations include: potential environmental cleanup costs related to the Portland Harbor Superfund site; volatile supply and demand conditions affecting prices and volumes in the markets for both our products and raw materials we purchase; the impact of average inventory accounting; difficulties associated with acquisitions and integration of acquired businesses; the impact of goodwill impairment charges; the inability of customers to fulfill their contractual obligations; the impact of foreign currency fluctuations; potential limitations on our ability to access credit facilities; the impact of the consolidation in the steel industry; the impact of imports of foreign steel into the U.S.; inability to realize expected benefits from investments in technology; freight rates and availability of transportation; product liability claims; costs associated with compliance with environmental regulations; the adverse impact of climate change; inability to obtain or renew business licenses and permits; compliance with greenhouse gas emission regulations; reliance on employees subject to collective bargaining agreements; the ability to achieve planned synergies and cost reductions; and the impact of the underfunded status of multiemployer plans in which we participate, as discussed in more detail in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q. One should understand that it is not possible to predict or identify all factors that could cause actual results to differ from the Company’s forward-looking statements. Consequently, the reader should not consider any such list to be a complete statement of all potential risks or uncertainties. All forward-looking statements we make are based on information available to us at the time the statements are made and we do not assume any obligation to update any forward-looking statements, except as may be required by law.

Non-GAAP Financial Measures

This press release includes expected earnings excluding expected restructuring charges. Management believes that this non-GAAP financial measure allows for a better understanding of our operating and financial performance. This non-GAAP financial measure should be considered in addition to, but not as a substitute for, the most directly comparable US GAAP measures.

About Schnitzer Steel Industries, Inc.

Schnitzer Steel Industries, Inc. is one of the largest manufacturers and exporters of recycled ferrous metal products in the United States with 58 operating facilities located in 14 states, Puerto Rico and Western Canada. The business has seven deep water export facilities located on both the East and West Coasts and in Hawaii and Puerto Rico. The Company's integrated operating platform also includes its auto parts and steel manufacturing businesses. The Company's auto parts business sells used auto parts through its 51 self-service facilities located in 14 states and Western Canada. With an effective annual production capacity of approximately 800,000 tons, the Company's steel manufacturing business produces finished steel products, including rebar, wire rod and other specialty products. The Company commenced its 106th year of operations in fiscal 2012.